United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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HOVNANIAN ENTERPRISES, INC.
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(Name of Registrant as Specified In Its Charter)

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HOVNANIAN ENTERPRISES, INC. 110 West Front Street, P.O. Box 500, Red Bank, N.J. 07701 (732) 747-7800

January 29, 2007

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders, which will be held on Wednesday, March 7, 2007, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017. The meeting will start promptly at 10:30 a.m.

     It is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose or, if applicable, register your vote via the Internet or by telephone according to the instructions on the proxy card. If you attend the meeting, you may still choose to vote your shares personally even though you have previously designated a proxy.

     We sincerely hope you will be able to attend and participate in the Company’s 2007 Annual Meeting. We welcome the opportunity to meet with many of you and give you a firsthand report on the progress of your Company.

Sincerely yours, Kevork S. Hovnanian Chairman of the Board

HOVNANIAN ENTERPRISES, INC.
_____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JANUARY 29, 2007
_____________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hovnanian Enterprises, Inc. will be held on Wednesday, March 7, 2007, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:30 a.m. for the following matters:
1.	The election of directors of the Company for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified;
2.	The ratification of the selection of Ernst & Young LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the year ending October 31, 2007;
3.	To consider and vote on a shareholder proposal; and
4.	The transaction of such other business as may properly come before the meeting and any adjournment thereof.
     Only shareholders of record at the close of business on January 17, 2007 are entitled to notice of, and to vote at, the Annual Meeting. Accompanying this Notice of Annual Meeting of Shareholders is a proxy statement, proxy card(s) and the Company’s Annual Report for the year ended October 31, 2006.
     Shareholders of record of both Class A Common Stock and Class B Common Stock, except for shareholders of record of Class B Common Stock held in nominee name, may appoint proxies to vote their shares in one of three ways:
1.	Signing, dating and returning the enclosed proxy card in the envelope provided;
2.	Via the Internet pursuant to the instructions on the enclosed proxy card; or
3.	Calling the toll-free number on the enclosed proxy card.
     Shareholders of record of Class B Common Stock held in nominee name may only appoint proxies to vote their shares by signing, dating and returning the enclosed proxy card in the envelope provided.
     All shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy card and return it promptly in the pre-addressed envelope provided, or, if applicable, to register their vote via the Internet or by telephone according to the instructions on the proxy card.

By order of the Board of Directors,
PETER S. REINHART
Secretary
January 29, 2007

If you are a shareholder of record and you plan to attend the Annual Meeting, please mark the appropriate box on your proxy card or, if applicable, so indicate when designating a proxy via the Internet or by telephone. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notice to Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, Attention: Peter S. Reinhart, Secretary, and enclose evidence of your ownership (such as a letter from the bank, broker or other intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting. If you do not plan to attend the Annual Meeting, please designate a proxy by mail or, if applicable, via the Internet or by telephone. If you choose to vote by mail, please complete, sign and date the enclosed proxy card and return it promptly in the pre-addressed envelope provided so that your shares will be voted. The envelope requires no postage if mailed in the United States.

HOVNANIAN ENTERPRISES, INC.
110 WEST FRONT STREET
P.O. BOX 500
RED BANK, NEW JERSEY 07701
________________________

PROXY STATEMENT
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GENERAL
     The accompanying proxy is solicited on behalf of the Board of Directors of Hovnanian Enterprises, Inc. (the “Company”, “we”, “us”, or “our”) for use at the Annual Meeting of Shareholders referred to in the foregoing notice and at any adjournment thereof. It is expected that this Proxy Statement and the accompanying proxy(s) will be mailed on or about January 29, 2007 to each shareholder entitled to vote. Accompanying this Proxy Statement is the Company’s Annual Report for the year ended October 31, 2006.
     Shares represented by properly executed proxies, that are received in time and not revoked will be voted in accordance with the specifications thereon. If no specifications are made, the persons named in the accompanying proxy card(s) will vote the shares represented by such proxies for the Board of Directors’ slate of directors, for the ratification of Ernst & Young LLP, the selected independent registered public accounting firm, against the shareholder proposal, and as recommended by the Board of Directors, unless contrary instructions are given. Any person may revoke a previously designated proxy at any time before it is exercised by delivering written notice of revocation to Peter S. Reinhart, Secretary, or by voting in person at the Annual Meeting. Please note that attendance at the Annual Meeting will not by itself revoke a proxy.
     All share and per share amounts in this Proxy Statement have been retroactively adjusted to reflect the Company’s 2-for-1 stock split in the form of a 100% stock dividend of Class A Common Stock and Class B Common Stock which occurred in March 2004.

VOTING RIGHTS AND SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The record date for the determination of shareholders entitled to vote at the meeting was the close of business on January 17, 2007. As of that date, the outstanding voting securities of the Company consisted of 47,324,244 shares of Class A Common Stock, each share entitling the holder thereof to one vote, and 14,651,524 shares of Class B Common Stock, each share entitling the holder thereof to ten votes. Other than as set forth in the table below, there are no persons known to the Company to be the beneficial owners of shares representing more than 5% of either the Company’s Class A Common Stock or Class B Common Stock.
     The following table sets forth as of January 17, 2007 (1) the Class A Common Stock and Class B Common Stock of the Company beneficially owned by holders of more than 5% of either the Class A Common Stock or the Class B Common Stock of the Company and (2) the Class A Common Stock, Class B Common Stock and Depositary Shares, each representing 1/1,000th of a share of 7.625% Series A Preferred Stock, of the Company beneficially owned by each Director, each nominee for Director, each executive officer named in the tables set forth under “Executive Compensation” below and all Directors and executive officers as a group:

	Class A Common Stock (1)		Class B Common Stock (1)		Depositary Shares (1)(3)
	Amount and		Amount and		Amount and
Directors, Nominees for Director, Certain	Nature of	Percent	Nature of	Percent	Nature of	Percent
Executive Officers, Directors and Executive	Beneficial	of	Beneficial	of	Beneficial	of
Officers as a Group and Holders of More Than 5%	Ownership	Class (2)	Ownership	Class (2)	Ownership	Class (2)
Kevork S. Hovnanian (4)	8,626,583	18.2%	10,780,447	73.6%	—	—
Ara K. Hovnanian (5)	3,883,216	7.9%	2,634,788	17.8%	—	—
Paul W. Buchanan (6)	76,250	0.2%	—	—	—	—
Robert B. Coutts	352	—	—	—	—	—
Kevin C. Hake	23,265	0.1%	—	—	—	—
Edward A. Kangas	47,962	0.1%	—	—	—	—
Joseph A. Marengi	352	—	—	—	—	—
John J. Robbins	43,424	0.1%	—	—	—	—
J. Larry Sorsby	316,802	0.7%	—	—	—	—
Stephen D. Weinroth	88,462	0.2%	4,500	—	—	—
EARNEST Partners, L.L.C. (7)	8,714,886	18.4%	—	—	N/A	N/A
FMR Corp. (8)	6,373,024	13.5%	—	—	N/A	N/A
Tontine Management, L.L.C.
and affiliates (9)	3,979,830	8.4%	—	—	N/A	N/A
All Directors and executive officers as a
group (11 persons)	13,146,857	26.7%	13,419,735	90.7%	3,000	0.1%

(1)  The figures in the table with respect to Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified persons. Shares of Class B Common Stock are convertible at any time on a share for share basis to Class A Common Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally attributes ownership to persons who have voting or investment power with respect to the relevant securities. Shares of Common Stock subject to options either currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by in these footnotes, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all securities shown as beneficially owned by them. Shares of Class A Common Stock subject to options currently exercisable or exercisable within 60 days include the following: K. Hovnanian (0), A. Hovnanian (1,625,000), P. Buchanan (41,250), R. Coutts (0), K. Hake (17,500), E. Kangas (22,500), J. Marengi (0), J. Robbins (25,833), J. Sorsby (245,000), S. Weinroth (32,500), and all Directors and executive officers as a group (2,025,834). Shares of Class B Common Stock subject to options currently exercisable or exercisable within 60 days include the following: A. Hovnanian (150,000).
(2)  Based upon the number of shares outstanding plus options currently exercisable or exercisable within 60 days held by each such Director, nominee, executive officer or holder.
(3)  Each Depositary Share represents 1/1,000th of a share of 7.625% Series A Preferred Stock.
(4)  Includes 4,833,826 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the “Limited Partnership”), beneficial ownership of which is disclaimed by Kevork S. Hovnanian. Kevork S. Hovnanian’s wife, Sirwart Hovnanian, as trustee of the Sirwart Hovnanian 1994 Marital Trust (the

     “Marital Trust”), is the managing general partner of the Limited Partnership and as such has the sole power to vote and dispose of the shares of Class B Common Stock held by the Limited Partnership. Also includes 1,000,000 shares of Class B Common Stock held in a grantor retained annuity trust ( the “KSH GRAT”) for which Mr. Hovnanian is the trustee with power to dispose of and vote. In addition, includes 190,000 shares of Class A Common Stock and 376,266 shares of Class B Common Stock held in the name of Sirwart Hovnanian or the Marital Trust and over which she has sole power to dispose of and vote. Mr. Hovnanian disclaims beneficial ownership of the shares described in the preceding two sentences, except to the extent of his pecuniary interest in the KSH GRAT.
(5)  Includes 205,092 shares of Class A Common Stock and 250,000 shares of Class B Common Stock held in a grantor retained annuity trust (the “AKH GRAT”) for which Ara K. Hovnanian is trustee, 321,216 shares of Class A Common Stock and 431,394 shares of Class B Common Stock held in family related trusts as to which Ara K. Hovnanian has shared voting power and shared investment power and 37,374 shares of Class A Common Stock and 116,474 shares of Class B Common Stock held by his wife and children. Ara K. Hovnanian disclaims beneficial ownership of such shares, except to the extent of his potential pecuniary interest in the AKH GRAT and such other accounts and trusts.
(6)  Includes 35,000 shares of Class A Common Stock that are held jointly with his spouse, Gail R. Buchanan. Paul W. Buchanan and Gail R. Buchanan share voting and investment power with respect to such shares.
(7)  Based solely upon information contained in a statement on Schedule 13G/A filed with the Securities and Exchange Commission on February 2, 2006. As of December 31, 2005, EARNEST Partners, L.L.C. had sole voting power with respect to 3,147,295 shares, shared voting power with respect to 3,117,091 shares and sole investment power with respect to 8,714,886 shares of Class A Common Stock. Address: 75 Fourteenth Street, Suite 2300, Atlanta, GA 30309.
(8)  Based solely upon information contained in a statement on Schedule 13G filed with the Securities and Exchange Commission on August 10, 2006. FMR Corp. had sole voting power with respect to 824 shares, shared voting power with respect to zero shares and sole investment power with respect to 6,373,024 shares of Class A Common Stock. Address: 82 Devonshire Street, Boston, MA 02109.
(9)  Based solely upon information contained in a statement on Schedule 13G/A jointly filed with the Securities and Exchange Commission on February 14, 2006 by Tontine Partners L.P., Tontine Management, L.L.C., Tontine Overseas Associates, L.L.C. and Jeffrey L. Gendell. As of December 31, 2005, Tontine Partners L.P. and Tontine Management, L.L.C. each had shared voting and investment power with respect to 2,252,319 shares of Class A Common Stock, Tontine Overseas Associates, L.L.C. had shared voting and investment power with respect to 1,607,511 shares of Class A Common Stock and Mr. Gendell had sole voting and investment power with respect to 120,000 shares of Common Stock and shared voting and investment power with respect to 3,859,830 shares of Class A Common Stock. Address: 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, persons who own more than 10% of a registered class of the Company’s equity securities and certain entities associated with the foregoing (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”). These Reporting Persons are required by SEC rules to furnish the Company with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC and the NYSE.
     Based solely on the Company’s review of the copies of such forms and amendments thereto it has received, the Company believes that with respect to the fiscal year ended October 31, 2006, all the Reporting Persons complied with all applicable filing requirements, except as follows: (1) a Form 4 was filed on behalf of Mr. Ara Hovnanian within the appropriate time period to report a grant of stock options, but mistakenly reported a grant of options to purchase only 350,000 shares of Class B Common Stock, rather than the 375,000 shares actually underlying the options granted by the Compensation Committee, and the amendment to correct the Form was filed after the deadline and (2) a Form 4 was filed late on behalf of the estate Mr. Geaton A. DeCesaris, Jr., former Director of the Company, to report a sale of 1,877 shares of Class A Common Stock.

(1) ELECTION OF DIRECTORS

     The Company’s Restated By-laws provide that the Board of Directors shall consist of up to eleven Directors who shall be elected annually by the shareholders. The Company’s Amended Certificate of Incorporation requires that at any time when any shares of Class B Common Stock are outstanding, one-third of the Directors shall be independent, as defined therein.
     Under the rules of the NYSE, listed companies that have a controlling shareholder are not required to have a majority of independent directors, as defined by NYSE rules. Because Mr. K. Hovnanian and members of his immediate family hold more than 50% of the voting power of the Company, the Company is a controlled company within the meaning of the rules of the NYSE.

     The Board of Directors has determined that a Board of Directors consisting of the eight nominees listed below is the best composition in order to satisfy both the independence requirements of the Company’s Amended Certificate of Incorporation as well as the rules of the NYSE.
     The following individuals are nominated to serve as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees for Director should become unavailable to serve as a Director, it is intended that the shares represented by proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a Director. Proxies cannot be voted for a greater number of persons than the number of nominees shown below.

Board of Directors

			Year First Became
Name	Age	Company Affiliation	a Director
Kevork S. Hovnanian	83	Chairman of the Board & Director	1967
Ara K. Hovnanian	49	President, Chief Executive Officer & Director	1981
Robert B. Coutts	56	Director	2006
Edward A. Kangas	62	Director	2002
Joseph A. Marengi	53	Director	2006
John J. Robbins	67	Director	2001
J. Larry Sorsby	51	Executive Vice President, Chief Financial	1997
		Officer & Director
Stephen D. Weinroth	68	Director	1982

Board of Directors – Nominees’ Biographies

Mr. K. Hovnanian is the founder of the Company and has served as Chairman of the Board since its original incorporation in 1967. He served as Chief Executive Officer from 1967 through July 1997. In 1996, the New Jersey Institute of Technology awarded Mr. Hovnanian a President’s Medal for “Distinguished Achievement to an Outstanding Entrepreneur”. In 1992, Mr. Hovnanian was granted one of five nationwide Harvard Dively Awards for Leadership in Corporate Public Initiatives.

Mr. A. Hovnanian has been Chief Executive Officer since 1997 after being appointed President in 1988 and Executive Vice President in 1983. Mr. A. Hovnanian joined the Company in 1979 and has been a Director of the Company since 1981. In 1985, Governor Kean appointed Mr. Hovnanian to The Council on Affordable Housing and he was reappointed to the Council in 1990 by Governor Florio. In 1994, Governor Whitman appointed him as member of the Governor’s Economic Master Plan Commission. Mr. Hovnanian serves as Member of the Advisory Council of PNC Bank. Mr. A. Hovnanian is the son of Mr. K. Hovnanian.

Mr. Coutts is an Executive Vice President of Lockheed Martin Corporation (NYSE) and is responsible for the Corporation’s Electronic Systems business area, with sales greater than $10 billion. Mr. Coutts was President and CEO of the former Electronics Sector of Lockheed Martin. He was elected an officer by the Board of Lockheed Martin in December 1996. Mr. Coutts held management positions with General Electric Corporation (NYSE) from 1972-1993, and was with GE Aerospace when it became part of Lockheed Martin in 1993. Mr. Coutts is a member of the boards of directors of several Lockheed Martin subsidiaries (LM Integrated Systems, Inc., LM United Kingdom, LM Espana, and LM Sippican Holdings, Inc.). Mr. Coutts is also currently the CEO and Deputy Chairman of the Association of the U.S. Army (AUSA) Council of Trustees; a member of the Board of Governors of Wesley Theological Seminary; and the Board of Overseers, College of Engineering, Tufts University. He was elected Director of Hovnanian Enterprises, Inc. in March 2006.

Mr. Kangas was Chairman and Chief Executive Officer of Deloitte Touche Tohmatsu from December 1989 to May 2000, when he retired. He also serves on the Boards of Electronic Data Systems, Inc. (NYSE), Eclipsys, Inc. (NASDAQ), Tenet Healthcare Corporation, Inc. (NYSE), and Oncology Therapeutics Network, Inc. Mr. Kangas is the immediate past Chairman of the Board of the National Multiple Sclerosis Society. Mr. Kangas was elected as a Director of the Company in September 2002, is Chairman of the Company’s Audit Committee, a member of the Company’s Compensation and Corporate Governance Committees.

Mr. Marengi serves as senior vice president for Dell Inc.’s (NASDAQ) Commercial Business Group. In this role, Mr. Marengi is responsible for the Dell units serving medium business, large corporate, government, education and healthcare customers in the United States. Mr. Marengi joined Dell in July 1997 from Novell Inc., where he was president and chief operating officer. He joined Novell in 1989 and moved through successive promotions to become executive vice president of worldwide sales and field operations. He serves on the Corporate Advisory Board of the USC Marshall School of Business and also serves on the board of directors of Dell Financial Services. He was elected Director of Hovnanian Enterprises, Inc. in March 2006.

Mr. Robbins was a managing partner of the New York Office of Kenneth Leventhal & Company and executive committee partner, retiring from the firm in 1992. He was made a partner of Kenneth Leventhal & Company in 1973. Mr. Robbins has been a Trustee of Keene Creditors Trust since 1996. He is also Director and the Chairman of the Audit Committee of Raytech Corporation since May 2003, and a Director and Chairman of the Audit Committee of Texas Petrochemicals Inc. since May 2006. Mr. Robbins was elected as a Director of the Company in January 2001, and is a member of the Company’s Audit Committee.

Mr. Sorsby has been Chief Financial Officer of the Company since 1996 and Executive Vice President since November 2000. From March 1991 to November 2000, he was Senior Vice President, and from March 1991 to July 2000, he was Treasurer. Mr. Sorsby was elected as a Director of the Company in 1997.

Mr. Weinroth is a Managing Member of Hudson Capital Advisors, LLC, a private equity merchant banking firm. He is also Chairman of the Board of Cyalume Technologies, Inc., a manufacturer of military and safety equipment. From 1989 to 2003, he served as co-Chairman and head of the Investment Committee at First Britannia Mezzanine N.V., a European private investment firm. He is Chairman of the Board Emeritus of Core Laboratories, N.V. (NYSE), a global oil field service company where he had previously been Chairman of the Board. He is Vice Chair of the Central Asian American Enterprise Fund and Chairman of the Board of The Joyce Theatre Foundation Inc., as well as a Trustee of the Horace Mann School. Mr. Weinroth has been a Director of the Company since 1982, and is a member of the Company’s Audit, Corporate Governance and Compensation Committees.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS
     During the year ended October 31, 2006, the Board of Directors held four regularly scheduled meetings and one telephonic meeting. In addition, Directors considered Company matters and had frequent communications with the Chairman of the Board of Directors and others outside of formal meetings. Directors are expected to attend the Annual Meeting of Shareholders, but the Company does not have a formal policy with respect to attendance. Seven of the nine members of the Board of Directors attended the Annual Meeting of Shareholders held on March 8, 2006.

Audit Committee
     During the year ended October 31, 2006, the members of the Audit Committee of the Board of Directors were Messrs. Kangas, Robbins and Weinroth. The Audit Committee is currently chaired by Mr. Kangas and is responsible for reviewing and approving the scope of the annual audit undertaken by the Company’s independent registered public accounting firm and meeting with them to review the results of their work as well as their recommendations. The Audit Committee selects the Company’s independent registered public accounting firm and also approves and reviews their fees. During the year ended October 31, 2006, the Audit Committee met on five occasions and held six telephonic meetings. The Audit Committee also authorizes staffing and compensation of the internal Audit Department. The Vice President of Internal Audit for the Company reports directly to the Audit Committee on, among other things, the Company’s compliance with certain Company procedures which are designed to enhance management’s understanding of operating issues and the results of the Audit Department’s annual audits of the various aspects of the Company’s business. In fiscal 2006, the Audit Department performed eleven Sarbanes-Oxley Section 404 reviews and issued thirteen traditional audit reports. The Company’s Chief Accounting Officer reports directly to the Audit Committee on significant accounting issues. For additional information related to the Audit Committee, see “Report of the Audit Committee” below.

Compensation Committee
     During the year ended October 31, 2006, the members of the Compensation Committee of the Board of Directors were Messrs. Weinroth and Kangas. The Compensation Committee is currently chaired by Mr. Weinroth and is responsible for reviewing salaries, bonuses, and other forms of compensation for the Company’s executive officers, key management employees, and non-employee Directors, and is active in other compensation and personnel areas as the Board of Directors from time to time may request. For a discussion of the criteria used and factors considered by the Compensation Committee in reviewing and determining executive compensation, see “Report of the Compensation Committee” below. During the year ended October 31, 2006, the Compensation Committee met on one occasion and held three telephonic meetings.

Corporate Governance
     On December 12, 2005, the Board of Directors approved the establishment of a Corporate Governance Committee, although the Company is not required to have such committee because it is a controlled company under the rules of the NYSE. During the year ended October 31, 2006, the members of the Corporate Governance Committee of the Board of Directors were Messrs. Weinroth and Kangas. The Corporate Governance Committee is responsible for reviewing and recommending corporate governance matters and other Board-related policies. The Committee also oversees the annual performance evaluation of the Board and its Committees and the Board’s periodic review of the Company’s Corporate Governance Guidelines (“Guidelines”). During the year ended October 31, 2006, the Compensation Committee met on one occasion and held three telephonic meetings.
     The Guidelines require that the Board of Directors conduct a self-evaluation at least annually, and as circumstances otherwise dictate. In conjunction with the self-evaluation, the Board of Directors reviews the qualifications and effectiveness of the existing Board of Directors and allows for each board member to make comments or recommendations regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members. Among other factors, the Board of Directors generally considers the size of the Board of Directors best suited to fulfill its responsibilities, the Board of Directors’ overall membership composition to ensure the Board of Directors has the requisite expertise and consists of persons with sufficiently diverse backgrounds, the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors.
     The Company does not have a Nominating Committee. The Company is not required to have such a committee because it is a controlled company under the rules of the NYSE. Therefore, the Company does not have a specific policy regarding shareholder nominations of potential directors to the Board of Directors, other than through the process described under “Shareholder Proposals for the 2008 Annual Meeting” below. Possible nominees to the Board of Directors may be suggested by any Director and given to the Chairman of the Board. The Company’s restated By-laws provide that Directors need not be shareholders. The Chairman of the Board of Directors, who is also the controlling shareholder, each year recommends a slate of directors to be nominated for election at the annual shareholders’ meeting, which is then approved by the Board of Directors. Vacancies on the Board of Directors, other than those resulting from removal by shareholders, may be filled by action of the Board of Directors after recommendation by the Chairman of the Board.

     As of the 120th calendar day prior to February 7, 2007, the Board of Directors had not received any recommendation for the nomination of a candidate to the Board of Directors by any shareholder or group of shareholders that at such time held more than 5% of the Company’s voting stock for at least one year.

DIRECTOR COMPENSATION
     For fiscal year 2006, each non-employee Director was paid an annual retainer of $40,000, 50% in cash and 50% in shares of Class A Common Stock for serving on the Board. Non-employee Directors received an additional retainer of $20,000 for each Board Committee on which they served, paid 50% in cash and 50% in shares of Class A Common Stock.
     Each non-employee Director was also paid meeting fees. Each non-employee Director was paid a fee of $3,000 for each Board meeting held in person and $2,000 for each telephonic Board meeting. Members of the Audit Committee, Compensation Committee, and Corporate Governance Committee received $5,000 for each meeting held in person and $2,500 for each telephonic meeting.
     In accordance with the above, for fiscal year 2006, Mr. Coutts and Mr. Marengi (elected Directors at the March 2006 Annual Shareholders’ Meeting) each received $26,000 in cash and approximately $15,000 in Class A Common Stock; Mr. Kangas received $119,000 in cash and approximately $47,500 in Class A Common Stock; Mr. Robbins received $79,000 in cash and approximately $30,000 in Class A Common Stock; and Mr. Weinroth received $114,000 in cash and approximately $47,500 in Class A Common Stock. In addition, and in accordance with the above, for fiscal year 2006, former non-employee Directors, Mr. McDonald and Mr. Greenbaum received, $26,000 and $11,000 in cash, respectively, and approximately $7,500 and $5,000 in Class A Common Stock respectively, for their services prior to the Company’s March 2006 Annual Shareholders’ Meeting.
     In May 2006, each non-employee Director also received an annual stock option grant that consisted of options to purchase 5,000 shares of Class A Common Stock and options to purchase an additional 2,000 shares of Class A Common Stock for each Board committee on which such non-employee Director served during fiscal year 2006.
     In accordance with the above, in fiscal year 2006, Mr. Coutts, Mr. Kangas, Mr. Marengi, Mr. Robbins, and Mr. Weinroth, each received stock option grants to purchase, respectively, an aggregate of 5,000, 11,000, 5,000, 7,000, and 11,000 shares of Class A Common Stock.
     In addition, all members of the Company’s Board of Directors were reimbursed for expenses related to their attendance at meetings of the Board of Directors and committee meetings and other related out-of-pocket business expenses.
     For additional information related to Board Compensation, please see “Report of the Compensation Committee” below.

VOTE REQUIRED

     The election of the nominees to the Company’s Board of Directors for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified, requires the affirmative vote of the holders of a majority in voting power of all outstanding common stock, voting together.
     Mr. K. Hovnanian and his family have informed the Company that they intend to vote in favor of the nominees named in this proposal. Because of the voting power of Mr. K. Hovnanian and his family, this proposal is assured passage.
     Our Board of Directors recommends that shareholders vote FOR the election of the nominees named in this proposal to the Company’s Board of Directors.

(2) RATIFICATION OF THE SELECTION OF AN INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     The selection of an independent registered public accounting firm to examine financial statements of the Company made available or transmitted to shareholders and filed with the SEC for the year ending October 31, 2007 is submitted to this Annual Meeting of Shareholders for ratification. Ernst & Young LLP has been selected by the Audit Committee of the Company to examine such financial statements.
     The Company has been advised that a representative of Ernst & Young LLP will attend the Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if the representative so desires.

VOTE REQUIRED

     Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm to examine financial statements of the Company for the year ending October 31, 2007, requires the affirmative vote of the holders of a majority in voting power of all outstanding common stock, voting together.
     Mr. K. Hovnanian and his family have informed the Company that they intend to vote in favor of this proposal. Because of the voting power of Mr. K. Hovnanian and his family, this proposal is assured passage.
     Our Board of Directors recommends that shareholders vote FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

(3) SHAREHOLDER PROPOSAL
CONCERNING THE COMPANY’S DUAL CLASS CAPITAL STRUCTURE

     The Company sets forth verbatim below a shareholder proposal and supporting statement. Pursuant to Rule 14a-8(l)(2) of the Securities Exchange Act of 1934, the Board of Directors and the Company are not responsible for this proponent’s proposal or supporting statement with respect to its accuracy or otherwise. The Board’s recommendation AGAINST the proposal immediately follows the proposal and supporting statement. The record holder has represented to us that the proponent has continuously held at least $2,000 worth of the Company’s Class A Common Stock for more than one year prior to submission of the resolution and it plans to continue ownership through the date of the Annual Meeting. The proposal may be voted on at the Annual Meeting only if properly presented by the shareholder proponent or the proponent’s qualified representative. Pursuant to Rule 14a-8(l)(1) of the Securities Exchange Act of 1934, the Company will provide the name, address, and number of Company’s voting securities held by the proponent promptly upon receipt of a written or oral request.

     RESOLVED: That the shareholders of Hovnanian Enterprises, Inc. (“Hovnanian” or the “Company”) ask the board of directors to retain an investment banker to develop a plan for recapitalization that would result in one vote per share for all outstanding stock of the Company.

SUPPORTING STATEMENT

     Hovnanian has two classes of stock, with publicly traded common stock accounting for approximately 25 percent of the voting power and Class B shares (which have ten votes per share) accounting for the other 75 percent. Virtually all Class B shares are held by Company insiders.
     Over 90 percent of the nation’s 1500 largest companies have just one class of shares with each share having one vote. Various companies with dual classes have been sharply criticized for giving preferential treatment to holders of the voting (or super-voting) shares, as with the Times Mirror’s $2.8 billion spin-off in the late 1990s that gave one group of shareholders cash dividends while the other got shares in a highly speculative cable venture. Marriott attempted around the same time to create a preferred class of stock, but the proposal was defeated by its shareholders.
     Recent research suggests that voting control by a company’s insiders may lead to management entrenchment that can have a negative impact on firm investment (Gompers, Ishii and Metrick, Incentives vs. Control: An Analysis of U.S. Dual-class Companies (Jan. 2004)).
     In our view, the concentration of voting control in a few hands may reduce incentives to adopt corporate governance practices that broadly protect shareholder interests. Although Hovnanian’s board is nominally independent, four of the nine directors are company executives.
     In our view, there may be inadequate controls in such areas as executive pay. In FY 2005, the CEO’s pay at Hovnanian topped $22 million, compared to a peer group median of $2.6 million, according to Investor Responsibility Research Center. The CEO also received 65% of all options granted that year.
     Two-tier stock structures are not unheard of at start-up companies, with the founder or founders holding a significant number of shares and voting power. However, Hovnanian is not a start-up. Its common stock is widely held, and it is a component of the S&P MidCap 400 index.
     In recent years, shareholders have approved management proposals to eliminate dual-class stock structures at 11 companies, according to the Investor Responsibility Research Center. In 2005, the board of Affiliated Computer Services recommended that its shareholders vote for a similar shareholder proposal, which was adopted. Also, Sotheby’s announced that it was giving up its two-class stock structure.

     We believe that it is important for public investors to have more of a say on governance and policy issues affecting the Company. We therefore encourage Hovnanian to acknowledge its position as a MidCap, widely-held corporation and to retain an investment banking firm to make appropriate recommendations about methods to move towards creating one class of stock available to all investors.
     We urge you to vote FOR this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL. The Board of Directors believes this proposal is NOT in the best interests of the Company and its shareholders, and opposes this proposal for the following reasons:
     The Company’s dual class capital structure has been in place since shareholder approval in 1992. Since then, every shareholder has purchased the Company’s common stock with full knowledge of this structure. The Board of Directors believes that with the current dual class capital structure, the Company has realized many of the benefits that it described in the 1992 proxy statement shareholders received in connection with the creation of the dual class capital structure: continuity, attraction and retention of key employees, promotion of business relationships and financing flexibility. The Board of Directors believes that retaining the dual class capital structure will continue to be in the best interests of the Company and its shareholders.
     The Board of Directors believes that the current dual class capital structure promotes continuity in the leadership and management of the Company, which allows management to focus on long-term objectives and provides stability in the Company’s relationships with its lenders, suppliers, contractors and others who are important to the conduct of the Company’s business. The Hovnanian family has a history of significant involvement in the affairs of the Company since its incorporation in 1967. The Company’s founder, Mr. K. Hovnanian, has served as the Chairman of the Board of Directors since inception, and Mr. A. Hovnanian, the Company’s current Chief Executive Officer, has been with the Company since 1979. Additionally, the Hovnanian family has retained substantial economic ownership, with approximately 39% of the Company’s Class A Common Stock and Class B Common Stock combined. The Board of Directors believes that the Hovnanian family’s direction and management of the Company and the stability in the Company’s relationships with others fostered by their control have been crucial to the growth and financial success of the Company over its history and will continue to be so in the future. As shown on the stock performance graph set forth under the caption “Performance Graph,” over the past five years, the Company’s Class A Common Stock has significantly outperformed both the S&P 500 Index and the S&P Homebuilding Index. In fact, over the past five years, the cumulative total shareholder return of the Company’s Class A Common Stock was over 400%. In the 2006 “Fortune 500” rankings, included in the April 17, 2006 issue of the Fortune magazine, the Company was ranked second out of the entire list of “Fortune 500” companies based on total return to shareholders for the past five years, with an annual rate of return of 60.3%, and ranked 12th based on total return to shareholders for the past ten years, with an annual rate of return of 29.5%. In addition, the Board of Directors believes that the continuity of the Hovnanian family’s management will continue to enable the Company to attract and retain key employees and to attract joint venture and marketing partners.
     The Board of Directors believes that the flexibility to issue shares of Class A Common Stock and preferred stock has enabled the Company to finance future growth, both internally and through acquisitions. The Board of Directors believes that the Company’s history of being able to successfully raise or issue capital for acquisitions and its other business needs provides evidence that the dual class capital structure does not impair the Company’s financing flexibility.
     Further, the Company’s certificate of incorporation does not provide for preferential treatment for holders of Class B Common Stock. In fact, with respect to regular cash dividends the holders of Class A Common Stock are entitled to receive an amount per share equal to 110% of the amount of such dividend paid on each share of Class B Common Stock. Both classes share ratably as a single class with respect to all other dividends and distributions, including distributions of the assets of the Company in the event of a liquidation, distribution or winding up. In the event of a merger or consolidation to which the Company is a party, the holders of Class A Common Stock and Class B Common Stock are entitled to the same per share consideration.
     The Board of Directors believes that the Company’s governance structure demonstrates a commitment to independence. Even though not required by NYSE corporate governance standards because the Company has a controlling shareholder and is therefore a “controlled company”, five of the eight members (and not five of the nine as stated in the shareholder proposal) of the Board of Directors are fully independent under the NYSE standards. Further, all of the Company’s directors act, and are required to act, in the best interests of all shareholders, in accordance with their fiduciary duties under Delaware law. In addition, the amount and nature of the Chief

Executive Officer’s compensation is determined by the Compensation Committee in accordance with its program and policies, which include a review of compensation received by other executives in the homebuilding industry (see “Report of the Compensation Committee”). The Chief Executive Officer’s fiscal year 2006 compensation is more than 50% lower than the amount for fiscal year 2005 because of the financial performance component of the Compensation Committee’s analysis.

VOTE REQUIRED

     Approval of the shareholder proposal requires the affirmative vote of the holders of a majority in voting power of all outstanding common stock, voting together. Mr. K. Hovnanian and his family have informed the Company that they intend to vote against the shareholder proposal. Because of the voting power of Mr. K. Hovnanian and his family, the shareholder proposal will not pass. Moreover, if any plan of recapitalization that would adversely affect the voting rights of the Class B Common Stock were to be proposed, under Delaware law it could not be effected without the separate approval of the holders of the Class B Common Stock voting together as one class. Mr. K. Hovnanian and his family have informed the Board of Directors that they believe that the current voting structure continues to be in the best interests of the Company and its shareholders and that they would not be in favor of a change.
     The Board of Directors Recommends a Vote AGAINST the Shareholder Proposal. Proxies solicited by the Board of Directors will be voted against the shareholder proposal unless shareholders specify a contrary vote.

EXECUTIVE COMPENSATION

Summary Compensation Table
     The following table summarizes for the fiscal years ended October 31, 2006, 2005 and 2004, the compensation paid or accrued by the Company for the chief executive officer and for the other four most highly compensated executive officers determined for fiscal year 2006.

					Long-Term Compensation
		Annual Compensation			Awards
						Number of
				Other		Securities
				Annual	Restricted	Underlying	All Other
	Year or			Compen-	Stock	Options/	Compen-
Name & Principal Position	Period	Salary	Bonus(1)	sation(2)	Awards(3)	SARs(4)	sation(5)
Kevork S. Hovnanian	2006	$1,087,830	$1,750,597	$205,034	—	—	$17,625
Chairman of the Board	2005	$1,090,350	$5,207,428	$258,329	—	—	$17,090
	2004	$1,129,999	$5,566,000	$105,791	—	—	$16,633
Ara K. Hovnanian	2006	$1,076,695	$5,861,114	$287,386	—	375,000	$965,948
President and Chief	2005	$1,015,729	$10,928,190	$564,973	$5,620,212	495,834	$1,352,595
Executive Officer	2004	$1,111,022	$7,696,808	$158,285	$3,958,358	600,000	$572,260
J. Larry Sorsby	2006	$305,669	$359,588	—	—	50,000	$99,014
Executive Vice President	2005	$325,227	$974,220	—	$501,027	35,417	$190,631
and Chief Financial Officer	2004	$296,472	$998,130	—	$513,324	50,000	$119,958
Kevin C. Hake	2006	$239,615	$385,729	—	—	10,000	$37,656
Senior Vice President/	2005	$252,173	$190,750	—	$98,100	—	$28,487
Finance & Treasurer	2004	$221,188	$181,411	—	$93,297	5,000	$17,284
Paul W. Buchanan	2006	$237,500	$171,280	—	—	5,000	$42,168
Senior Vice President/	2005	$226,898	$188,125	—	$96,750	—	$42,990
Corporate Controller	2004	$205,214	$177,729	—	$91,403	5,000	$34,750
Notes:
(1)  Includes cash awards not paid until after year end.
(2)  Includes perquisites and other personal benefits unless the aggregate amount is less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer. Perquisites for K. Hovnanian in fiscal years 2006, 2005 and 2004 include $128,360, $195,532 and $45,006, respectively, relating to personal use of the Company’s corporate aircraft; and in fiscal years 2006 and 2004, $76,674 and $59,804, respectively, relating to personal use of the Company’s automobiles. Perquisites for A. Hovnanian in fiscal years 2006, 2005 and 2004 include $195,135, $480,770, and $83,463, respectively, relating to personal use of the Company’s corporate aircraft; and in fiscal years 2006 and 2004, $92,251 and $57,492, respectively, relating to personal use of the Company’s automobiles.
(3)  Represents the right to receive Class A Common Stock after vesting 25% a year for four years. Any executive with 20 years of service (which includes A. Hovnanian and P. Buchanan) or who reaches the age of 58 becomes immediately 100% vested. No awards of restricted stock were granted in fiscal year 2006; awards of restricted stock during fiscal years 2005 and 2004 amounted to 124,922 shares and 108,717 shares, respectively, for A. Hovnanian; 11,137 shares and 14,099 shares, respectively, for J. Sorsby; 2,181 shares and 2,563 shares, respectively, for K. Hake; and 2,151 shares and 2,511 shares, respectively, for P. Buchanan. Such awards of restricted stock are presented based upon the closing price of the Class A Common Stock on the New York Stock Exchange on the date of grant. The aggregate number of shares of restricted stock held as of October 31, 2006, and the value thereof as of such date based upon the closing price of the Class A Common Stock on October 31, 2006 on the New York Stock Exchange of $30.85, were as follows: A. Hovnanian: 749,323 shares ($23,116,615); J. Sorsby: 149,638 shares ($4,616,332); K. Hake: 7,253 shares ($223,755); and P. Buchanan: 35,806 shares ($1,104,615).
(4)  The Company has not granted any stock appreciation rights.
(5)  Includes accruals under the Company’s savings and investment retirement plan (the “Retirement Plan”), deferred compensation plan (the “Deferred Plan”) and term life insurance premiums for the named executive officers for fiscal year 2006 as follows:

	Retirement	Deferred	Term
	Plan	Plan	Insurance	Total
Kevork S. Hovnanian	$17,400	—	$225	$17,625
Ara K. Hovnanian	$17,400	$948,098	$450	$965,948
J. Larry Sorsby	$17,400	$81,164	$450	$99,014
Kevin C. Hake	$14,100	$23,166	$390	$37,656
Paul W. Buchanan	$17,400	$24,378	$390	$42,168

Option Grants in Last Fiscal Year(1)
     The following table provides information on option grants in fiscal year 2006 to the named executive officers.

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates of
	Number of	% of Total			Stock Price
	Securities	Options	Exercise		Appreciation for
	Underlying	Granted to	or Base		Option Term(3)
	Options	Employees	Price	Expiration
Name	Granted (2)	in Fiscal 2006	Per Share	Date	5%	10%
Kevork S. Hovnanian	—	—	—	—	—	—
Ara K. Hovnanian	375,000	40.4%	$32.33	5/18/16	$7,624,561	$19,322,135
J. Larry Sorsby	50,000	5.4%	$32.33	5/18/16	$1,016,608	$2,576,285
Kevin C. Hake	10,000	1.1%	$32.33	5/18/16	$203,322	$515,257
Paul W. Buchanan	5,000	0.5%	$32.33	5/18/16	$101,661	$257,628
Notes:
(1)  The Company has not granted any stock appreciation rights.
(2)  The options granted to A. Hovnanian were for the purchase of shares of the Company’s Class B Common Stock. The options granted to J. Sorsby, K. Hake and P. Buchanan were for the purchase of shares of the Company’s Class A Common Stock.
(3)  The potential realizable value is reported net of the option exercise price, but before income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation of 5% and 10% only from the date of grant to the end of the option. Actual gains, if any, on stock option exercises are dependent on future performance of the Company’s Class A Common Stock or Class B Common Stock, as applicable, overall stock market conditions, and the optionee’s continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Aggregated Option Exercises During the Year Ended
October 31, 2006 and Option Values at October 31, 2006
     The following table provides information on option exercises during the year ended October 31, 2006 by the named executive officers and the value of such officers’ unexercised options at October 31, 2006.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
			October 31, 2006		October 31, 2006 (1)
	Shares Acquired	Value
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Kevork S. Hovnanian	—	—	—	—	—	—
Ara K. Hovnanian	—	—	1,287,500	2,233,334	$32,442,188	$14,577,500
J. Larry Sorsby	—	—	195,000	210,417	$5,014,063	$1,494,438
Kevin C. Hake	—	—	15,000	20,000	$401,588	$112,925
Paul W. Buchanan	—	—	37,500	17,500	$902,306	$130,550
Notes:
(1)  Based upon the closing price of the Class A Common Stock on October 31, 2006 the New York Stock Exchange of $30.85.

Employment Contracts and Arrangements
     In February 2006, the Company entered into an agreement with Ara K. Hovnanian, President and Chief Executive Officer, that provides that in the event of his disability or death during his employment with the Company he (or his designated beneficiary, estate or legal representative) will be entitled to receive a lump sum payment of $10 million dollars. This agreement replaces a pre-existing agreement in which A. Hovnanian (or his legal representative or estate) would have received, in the event of his disability or death during his employment with the Company, payments equal to the average of the sum of his annual base salary and the annual bonus amount earned by him in respect of the three full preceding calendar years, which would have been paid in equal monthly installments through the third anniversary of his disability or death.

REPORT OF THE COMPENSATION COMMITTEE
     The Compensation Committee is responsible for reviewing salaries, bonuses and other forms of compensation to be paid to the Company’s executive officers, key management employees and non-employee Directors.
     In December 2006, the Board of Directors approved the Compensation Committee’s recommendation that compensation for non-employee Directors for fiscal year 2007 remain the same as it was for fiscal year 2006. For a description of such compensation, please see “Director Compensation” above.
     The Board also approved the Compensation Committee’s recommendation that the bonus formula and base salaries for both the President and Chief Executive Officer and the Chairman of the Board remain the same as it was in effect for fiscal year 2006. For additional information related to compensation of the President and Chief Executive Officer and the Chairman of the Board, please see below.
     The Compensation Committee also reviewed its Charter, overall equity-based compensation plans involving executive officers and key employees, and awards issued under such plans for executive officers, and performed its annual self-evaluation.

Compensation Incentives for the Company’s Executives
     The amount and nature of the compensation received by the Company’s executives during the year ended October 31, 2006 was determined in accordance with the compensation program and policies described below. The compensation program and policies for the Company’s executives have not changed since the Company’s last Annual Meeting. The executive compensation program is designed to attract, retain and reward highly qualified executives while maintaining a strong and direct link between executive pay, the Company’s financial performance and total shareholder return. The executive compensation program contains three major components: base salaries, annual bonuses and stock options. In establishing the three major components for each executive, the Compensation Committee reviews, as part of its evaluation, the compensation received by other executives in the homebuilding industry.

Base Salary
     The Compensation Committee believes that, due to the Company’s success in its principal markets, other companies seeking proven executives may view members of the Company’s highly experienced executive team as potential hires. The base salaries paid to the Company’s executive officers during the year ended October 31, 2006 generally were believed to be necessary to retain their services. Base salaries, including that of Mr. K. Hovnanian, the Company’s Chairman of the Board, and Mr. Ara Hovnanian, the President and Chief Executive Officer, are reviewed annually and are adjusted based on performance of the executive, any change in responsibilities assumed by the executive, average salary increases or decreases in the industry and the compensation for similar positions at comparable companies. Each executive officer’s base salary, including the base salary of each of Mr. K. Hovnanian and Mr. A. Hovnanian, was reviewed by the Compensation Committee in accordance with the criteria described above.

Annual Bonus and Stock Option Programs
     The Company maintains annual bonus and stock option programs under which executive officers have the opportunity to earn cash bonuses and other awards. The programs consist of the amended and restated Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan (“Short-Term Incentive Plan”) and the amended and restated 1999 Hovnanian Enterprises, Inc. Stock Incentive Plan (“1999 Plan”) and are intended to motivate and reward executives for the achievement of individual performance objectives and for the attainment by the Company of strategic and financial performance goals, including levels of return on equity. In addition, under the 1999 Plan, the ultimate value received by option holders is directly tied to increases in the Company’s stock price; therefore, stock options serve to link closely the interests of management and shareholders and to motivate executive officers to make decisions that will increase the long-term total return to shareholders. Additionally, grants under the 1999 Plan include vesting and termination provisions that the Compensation Committee believes will encourage option holders to remain employees of the Company.
     Under the Short-Term Incentive Plan, the President and Chief Executive Officer’s (Mr. A. Hovnanian) bonus calculation is derived as a percentage of pre-tax income based on the Company’s after-tax Return On Average Quarterly Common Equity (“ROAQE”). Other senior executives, including Mr. K. Hovnanian, Chairman of the Board, receive a fixed amount bonus which is based on the Company’s ROAQE. All other executive officers receive bonuses pursuant to the 1999 Plan based on ROAQE and they receive a percentage of their base salary. As the Company’s ROAQE reaches higher targeted levels, the bonus percentage of salary increases.

     Generally, annual bonuses are payable 70% in cash and 30% in the form of a deferred share award, subject to an executive officer’s continued employment with the Company. The number of shares of the Company’s common stock paid under a deferred share award is determined by dividing the dollar amount of the deferred share award by the lesser of (i) the closing price of the common stock on the last day of the fiscal year during which the service giving rise to the deferred share award was performed or (ii) the average of the closing prices of a share of common stock on the last day of each of the 5 previous fiscal quarters ending on the last day of the fiscal year during which the service giving rise to the deferred share award was performed, plus an additional 20% of such shares.
     Deferred share award recipients who have attained age 58 or who have completed at least 20 years of service for the Company will be fully vested in all shares relating to a deferred share award on the later of (i) the January 15th following the fiscal year during which the service giving rise to the deferred share award is performed or (ii) the date on which age 58 is attainted or 20 years of service is performed. Other deferred share award recipients vest in 25% of their deferred share awards each year over a period of four years beginning on the second November 1st following the fiscal year during which the service giving rise to the deferred share award was performed, subject to rounding.
     The Company’s annual bonus and stock option programs are intended to allow the Company to make awards to executive officers that are deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which otherwise sets limits on the tax deductibility of compensation paid to a company’s most highly compensated executive officers. The Compensation Committee will continue to seek ways to limit the impact of Section 162(m) of the Code. However, the Compensation Committee believes that the tax deduction limitation should not compromise the Company’s ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes.
     Both the Short-Term Incentive Plan and the 1999 Plan are administered by the Compensation Committee.

COMPENSATION COMMITTEE

Stephen D. Weinroth, Chair
Edward A. Kangas

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During the fiscal year ended October 31, 2006, the members of the Compensation Committee were Messrs. Weinroth and Kangas. Each of Messrs. Weinroth and Kangas are non-employee Directors and were never officers or employees of the Company or any of its subsidiaries.

PERFORMANCE GRAPH
     The following graph compares on a cumulative basis the yearly percentage change over the five year period ending October 31, 2006 in (i) the total shareholder return on the Class A Common Stock of the Company with (ii) the total return on the Standard & Poor’s 500 Index and with (iii) the total return on the S&P Homebuilding Index. Such yearly percentage change has been measured by dividing (i) the sum of (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the price per share at the end of the measurement period less the price per share at the beginning of the measurement period, by (ii) the price per share at the beginning of the measurement period. The price of each unit has been set at $100 on October 31, 2001 for the preparation of the five year graph.
     Note: The stock price performance shown on the following graph is not necessarily indicative of future price performance.

         COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG HOVNANIAN ENTERPRISES, INC., THE S & P 500 INDEX
        AND THE S & P HOMEBUILDING INDEX

* $100 invested on 10/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending October 31. Source: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

REPORT OF THE AUDIT COMMITTEE

Membership, Independence, & Qualifications
     Messrs. Kangas, as Chairman, Robbins and Weinroth are the members of the Audit Committee. In the judgment of the Company’s Board of Directors, each member of the Audit Committee is independent as required by both the rules of the NYSE and regulations of the SEC, and an “audit committee financial expert” in accordance with SEC regulations.

Responsibilities of the Audit Committee & Charter
     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is governed by its Charter, as set forth in Appendix A hereto, which was adopted in March 2000 and last amended in January 2007. The Audit Committee Charter is also available on the Company’s public website, www.khov. com, under “Investor Relations/Corporate Governance”.
     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements included in the Annual Report with management. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
     The Audit Committee has reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles:
  the overall scope and plans for such accounting firm’s respective audits of the Company, such accounting firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles, such accounting firm’s independence from management and the Company, including matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 and received by the Company, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and under Statements on Auditing Standards No. 61.
     The Audit Committee, as part of its Charter, reviews quarterly with management the Company’s financial statements prior to their being filed with the SEC. In addition, the Audit Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2006, which was filed with the SEC on January 16, 2007.

Policies & Procedures Established By Audit Committee
     In accordance with SEC regulations, the Audit Committee has established procedures for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged to prepare or issue an audit report or other audit, review, or attest services. The Company’s independent registered public accounting firm will report directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between such firm and management regarding financial reporting.
      In fiscal year 2003, the Audit Committee established whistle blowing procedures as required by Section 301 of the Sarbanes-Oxley Act of 2002 and Section 303A.07(c)(iii) of the NYSE Corporate Governance Rules. These procedures are discussed in the Company’s Code of Ethics (Section IV.G.) which is available on the Company’s public website at www.khov.com under “Investor Relations/Governance”.

Audit and Non-Audit Services Pre-Approval Policy
     The Audit Committee has also established procedures for the pre-approval of audit and non-audit services provided by an independent registered public accounting firm. The Company’s “Audit and Non-Audit Services Pre-Approval Policy” (“Pre-Approval Policy”) was most recently reviewed and approved by the Audit Committee at its meeting held on October 4, 2006.
      As set forth in the Pre-Approval Policy, audit services require specific approval by the Audit Committee, except for certain services that have received general pre-approval by the Audit Committee.
      In accordance with the Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. Prior to establishing the list of pre-approved services, the Audit Committee determines if the Company’s independent registered public accounting firm is an effective provider of services. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. For fiscal year 2007, there are four categories of services that have received general pre-approval by the Audit Committee: Audit, Audit-Related, Tax and All Other Services and the pre-approved dollar amount for such services may not exceed $100,000 per engagement.
      The Audit Committee may delegate to one or more of its members the authority to approve in advance all significant audit or permitted non-audit services to be provided by the independent registered public accounting firm, so long as decisions are presented to the full Audit Committee at its next scheduled meeting.

Audit Committee

Edward A. Kangas, Chair
John J. Robbins
Stephen D. Weinroth

FEES PAID TO PRINCIPAL ACCOUNTANT

Audit Fees
     The aggregate fees billed by Ernst & Young LLP for each of fiscal year 2006 and fiscal year 2005 for professional services rendered for the audit of our consolidated financial statements, for the reviews of the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods during fiscal years 2006 and 2005, the audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of October 31, 2006 and October 31, 2005, or for services normally provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements, including comfort and consent letters in connection with SEC filings and financing transactions, for those fiscal years were $3,663,000 and $3,162,000, respectively.

Audit-Related Fees
     The aggregate fees billed by Ernst & Young LLP in each of fiscal year 2006 and fiscal year 2005 for assurance and related services that were reasonably related to performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees” above were $70,000 and $115,000, respectively. These services consisted of employee benefit plan audits, accounting consultation and agreed upon procedures for recent acquisitions.

Tax Fees
     The aggregate fees billed by Ernst & Young LLP in each of fiscal year 2006 and fiscal year 2005 for professional services rendered for tax compliance, tax advice and tax planning were $53,000 and $165,000, respectively, which services primarily included advisory services related to state tax structuring.

All Other Fees
     There were no fees billed in fiscal years 2006 or 2005 for products and services provided by Ernst & Young LLP, other than the services described above.

Pre-Approval Policies and Procedures
      All of the services covered under the captions “Audit-Related Fees”, “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee. For a discussion of the Audit Committee’s pre-approval policies and procedures, see “Report of the Audit Committee” above.

PRINCIPAL ACCOUNTANT INDEPENDENCE
     The Audit Committee has determined that the provision of all non-audit services performed by Ernst & Young LLP were compatible with maintaining its independence.

CORPORATE GOVERNANCE
     The Corporate Governance Committee is primarily responsible for reviewing the Company’s existing Corporate Governance Guidelines and further developing such guidelines and other policies and procedures that enhance the Company’s corporate governance.

     In accordance with promoting strong corporate governance, the Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, controller and all other associates of the Company, including its Directors and other officers. The Company has also adopted Corporate Governance Guidelines.
     The Company makes available to the public various corporate governance related information on its public website (www.khov.com) under “Investor Relations/Governance” and to any shareholder who requests such information in writing. Information on the website includes the Company’s Code of Ethics, Corporate Governance Guidelines and Committee Charters, including the Audit Committee Charter, the Compensation Committee Charter, and the Corporate Governance Committee Charter.
      Shareholders, associates of the Company and other interested parties may communicate directly with the Board of Directors by corresponding to the address below. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter.

Attn: Board of Directors of Hovnanian Enterprises, Inc.
c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee
Privileged & Confidential
Hovnanian Enterprises, Inc.
110 West Front Street
P.O. Box 500
Red Bank, N.J. 07701

     The Company’s non-employee Directors meet without management after each regularly scheduled meeting of the Board of Directors. The presiding Director is selected at each meeting. Shareholders, associates of the Company and other interested parties may communicate directly with non-employee Directors as a group by corresponding to the address below. Members of the non-employee Director group include: Messrs. Coutts, Kangas, Marengi, Robbins and Weinroth. All non-employee Directors are “independent” in accordance with NYSE rules. Mr. Kangas will report to all non-employee Directors any correspondence which is received by him as indicated by the urgency of the matter, or at the next scheduled meeting of non-employee Directors.

Attn: Non-Employee Directors of Hovnanian Enterprises, Inc.
c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee
Privileged & Confidential
Hovnanian Enterprises, Inc.
110 West Front Street
P.O. Box 500
Red Bank, N.J. 07701

     In addition, associates of the Company may anonymously report concerns or complaints via the K. Hovnanian Corporate Governance Hotline or following procedures as discussed in the Company’s Code of Ethics.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Mr. K. Hovnanian, the Chairman of Company’s Board of Directors, is the father of Mr. A. Hovnanian, the Chief Executive Officer and a member of the Board of Directors.
      During the year ended October 31, 2003, we entered into an agreement to purchase land in California for approximately $33.4 million from an entity that is owned by a family relative of our Chairman of the Board and our Chief Executive Officer. As of October 31, 2006, we have an option deposit of $4.2 million related to this land acquisition agreement. In connection with this agreement, we also have consolidated $19.3 million in accordance with Financial Accounting Standards Board Interpretation No. 46 under Consolidated Inventory Not Owned in the Consolidated Balance Sheets. Neither the Company nor the Chairman of the Board or Chief Executive Officer has a financial interest in the relative’s company from whom the land was purchased.
     During the year ended October 31, 2001, we entered into an agreement to purchase land from an entity that is owned by a family relative of our Chairman of the Board and our Chief Executive Officer, totaling $26.9 million. As of October 31, 2006, all of this property has been purchased, and there are 60 of an original 726 lots remaining in inventory. Neither the Company nor the Chairman of the Board or Chief Executive Officer has a financial interest in the relative’s company from whom the land was purchased.

      During the year ended October 31, 2001, we entered into an agreement to purchase land in Maryland for approximately $3.0 million from a group that consists of family relatives of Geaton Decesaris, Jr., formerly a member of our Board of Directors. We had posted a deposit of $100,000 and purchased the property when final approvals were in place. The property was purchased in November 2001 and there are 2 of an original 147 lots remaining in inventory as of October 31, 2006. During the time he was a member of the Board of Directors, Geaton Decesaris, Jr. had no financial interest in the relative’s ownership and sale of land to the Company.
     During the years ended October 31, 2006 and 2005, an engineering firm owned by a family relative of our Chairman of the Board and Chief Executive Officer provided services to the Company totaling $5.0 million and $5.9 million, respectively. Neither the Company nor Chairman of the Board or Chief Executive Officer has a financial interest in the relative’s company from whom the services were provided.
     In December 2005, we entered into an agreement to purchase land in New Jersey from an entity that is owned by family relatives of our Chairman of the Board and our Chief Executive Officer at a base price of $25 million. The land will be acquired in four phases over a period of 30 months from the date of acquisition of the first phase. The purchase prices for phases two through four are subject to an increase in the purchase price for the phase of not less than 6% per annum and not more than 8% per annum from the date of the closing of the first phase based on an identified prime rate. As of the end of the fourth quarter of 2006, no land has been acquired. A deposit in the amount of $500,000, however, has been made by the Company. Neither the Company nor the Chairman of the Board or the Chief Executive Officer has a financial interest in the relatives’ company from which the land will be purchased.
     During the second quarter of 2006, an existing lease on a building occupied by one of our companies in the Southeast was amended. The lessor is a company, which at the time of the transaction, was owned partly by Geaton Decesaris, Jr., formerly a member of the Company’s Board of Directors. The amendment provided for an increase in the square footage of the lease space, an increased security deposit related to the square footage increase and an increase in the lease term. In total the lease is for 39,637 square feet at $18.86 per square foot per year, with a total security deposit of $34,511.

GENERAL
     The expense of this solicitation is to be borne by the Company. The Company may also reimburse persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy materials to their principals.
      Unless otherwise directed, the persons named in the accompanying proxy card(s) intend to vote all shares represented by proxies received by them in favor of the election of the nominees to the Board of Directors of the Company named herein, in favor of the ratification of the selected independent registered public accounting firm, against the shareholder proposal and as recommended by the Board of Directors. All proxies will be voted as specified.
     Each share of Class A Common Stock entitles the holder thereof to one vote and each share of Class B Common Stock entitles the holder thereof to ten votes. Votes of Class A Common Stock and Class B Common Stock will be counted together without regard to class for proposals that require the affirmative vote of the holders of a majority in voting power of all outstanding common stock, voting together. All votes will be certified by the Inspectors of Election, who are employees of the Company.
      Abstentions will have the effect of votes against a proposal and broker non-votes will have no effect on the vote.
      Notwithstanding the foregoing, the Company’s amended Certificate of Incorporation provides that each share of Class B Common Stock held, to the extent of the Company’s knowledge, in nominee name by a stockbroker, bank or otherwise will be entitled to only one vote per share unless the Company is satisfied that such shares have been held continuously, since the date of issuance, for the benefit or account of the same named beneficial owner of such shares (as defined in the amended Certificate of Incorporation) or any Permitted Transferee (as defined in the amended Certificate of Incorporation). Beneficial owners of shares of Class B Common Stock held in nominee name wishing to cast ten votes for each share of such stock must properly complete their proxy card, which is specially designed for beneficial owners of Class B Common Stock. The Company has also supplied nominee holders of Class B Common Stock with instructions and specially designed proxy cards to accommodate the voting of the Class B Common Stock. In accordance with the Company’s amended Certificate of Incorporation, shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner proxy card and the nominee proxy card relating to such shares is properly completed, mailed, and received by ADP, the Company’s proxy service facilitator, not less than 3 nor more than 20 business days prior to March 7, 2007. Proxy cards should be mailed to Hovnanian Enterprises, Inc., c/o ADP, 51 Mercedes Way, Edgewood, N.Y., 11717.

     Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders, and it has no information that others will do so. If other matters requiring the vote of shareholders properly come before the meeting and any adjournments thereof, it is the intention of the persons named in the accompanying proxy card(s) to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

     Shareholder proposals for inclusion in the proxy materials related to the 2008 Annual Meeting of Shareholders must be received by the Company no later than October 1, 2007. Shareholder proposals submitted after December 15, 2007 will be considered untimely for purposes of SEC Rule 14a-4.

By Order of the Board of Directors
HOVNANIAN ENTERPRISES, INC.
Red Bank, New Jersey
January 29, 2007

APPENDIX A

HOVNANIAN ENTERPRISES, INC
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I. PURPOSE
The Audit Committee (the “Committee”) shall:

A. Provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community with respect to its oversight of:

     (i)   The quality and integrity of the corporation’s financial statements;
     (ii)  The corporation’s compliance with legal and regulatory requirements;
     (iii) The independent auditor’s qualifications and independence; and
     (iv) The performance of the corporation’s internal audit function and independent auditors.

B. Prepare the Audit Committee report that SEC rules require be included in the corporation’s annual proxy statement.

II. STRUCTURE AND OPERATIONS

Composition and Qualifications

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the New York Stock Exchange, Inc. and the Sarbanes-Oxley Act. No member of the Committee may serve on the audit committee of more than three public companies, including the corporation, unless the Board of Directors (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

All members of the Committee shall have a working familiarity with basic finance and accounting practices and at least one member must be a “financial expert” under the requirements of the Sarbanes-Oxley Act. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the corporation or by an outside consultant.

No member of the Committee shall receive compensation other than (i) director’s fees for service as a director of the corporation, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (ii) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the corporation.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the Chairman of the Board, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

III. MEETINGS

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department and the independent auditors to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the corporation’s financial statements in a manner consistent with that outlined in Section IV of this Charter. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV. RESPONSIBILITIES AND DUTIES

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention. The Committee shall be given full access to the corporation’s internal audit group, Board of Directors, corporate executives and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors.

Notwithstanding the foregoing, the Committee is not responsible for certifying the corporation’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the corporation’s financial statements and disclosures rests with management and the independent auditors.

Documents/Reports Review

1. Review with management and the independent auditors prior to public dissemination the corporation’s annual audited financial statements and quarterly financial statements, including the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61.

2. Review and discuss with management and the independent auditors the corporation’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the corporation may provide earnings guidance.

3. Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the corporation’s by-laws and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

Independent Auditors

4. Retain and terminate independent auditors and approve all audit engagement fees and terms.

5. Inform each registered public accounting firm performing auditing work for the corporation that such firm shall report directly to the Committee.

6. Oversee the work of any registered public accounting firm employed by the corporation, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

7. Approve in advance any significant audit or non-audit engagement or relationship between the corporation and the independent auditors, other than “prohibited non-auditing services.”

The following shall be “prohibited non-auditing services”: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

Notwithstanding the foregoing, pre-approval is not necessary for minor audit services if: (i) the aggregate amount of all such non-audit services provided to the corporation constitutes not more than five percent of the total amount of revenues paid by the corporation to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the corporation at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. The Committee may delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time.

8. Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

(a) Obtain and review a report by the corporation’s independent auditor describing: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor’s independence, all relationships between the independent auditor and the corporation;

(b) Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.

(c) Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the corporation in each of the five previous fiscal years of that corporation.

(d) Take into account the opinions of management and the corporation’s internal auditors.

Financial Reporting Process

9. In consultation with the independent auditors, management and the internal auditors, review the integrity of the corporation’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding:

(i) all critical accounting policies and practices to be used by the corporation;

(ii)  analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the corporation’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor;
(iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the corporation’s selection or application of accounting principles;
(iv) major issues as to the adequacy of the corporation’s internal controls and any specific audit steps adopted in light of material control deficiencies; and
(v)  any other material written communications between the independent auditor and the corporation’s management.

10. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the corporation.

11. Review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (ii) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the corporation.

Legal Compliance / General

12. Review periodically, with the corporation’s counsel, any legal matter that could have a significant impact on the corporation’s financial statements.

13. Discuss with management and the independent auditors the corporation’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

14. Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any registered public accounting firm may not provided audit services to the corporation if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity for the corporation was employed by the registered public accounting firm and participated in the audit of the corporation within one year of the initiation of the current audit.

15. Establish procedures for: (i) the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

Reports

16. Prepare all Audit Committee reports required to be included in the corporation’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

17. Report regularly to the full Board of Directors including:

(i)   with respect to any issues that arise with respect to the quality or integrity of the corporation’s financial statements, the corporation’s compliance with legal or regulatory requirements, the performance and independence of the corporation’s independent auditors or the performance of the internal audit function;
(ii)  reporting all meetings of the Committee; and
(iii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities.

The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

18. Maintain minutes or other records of meetings and activities of the Committee.

V. ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

110 WEST FRONT STREET P.O. BOX 500 RED BANK, NJ 07701
VOTE BY INTERNET -www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Hovnanian Enterprises, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above under the caption "Vote by Internet" and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hovnanian Enterprises, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HONAN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
HOVNANIAN ENTERPRISES, INC.

Vote On Directors

1.	Election of Directors.

	Nominees:

	(01)	K. Hovnanian	(05)	J. Marengi
	(02)	A. Hovnanian	(06)	J. Robbins
	(03)	R. Coutts	(07)	J. Sorsby
	(04)	E. Kangas	(08)	S. Weinroth

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending October 31, 2007.	☐	☐	☐

3.	Shareholder proposal concerning the Company's dual class capital structure.	☐	☐	☐

4.	On any other matters in accordance with the discretion of the named proxies and agents, if no instructions to the contrary are indicated in items (1), (2) and (3).

Please mark, sign, date and return the proxy card promptly using the enclosed envelope. This Proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.	Yes	No	☐

Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

HOVNANIAN ENTERPRISES, INC.

Class A Common Stock

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Peter S. Reinhart and Paul W. Buchanan, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, N.Y. 10017, at 10:30 a.m. on March 7, 2007, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement dated January 29, 2007 and upon all other matters properly coming before said meeting.

This proxy when properly executed will be voted (1) FOR the election of the nominees to the Board of Directors; (2) FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending October 31, 2007; (3) AGAINST the shareholder proposal concerning the Company's dual class capital structure; and (4) on any other matters in accordance with the discretion of the named proxies and agents, if no instructions to the contrary are indicated in items (1), (2) and (3).

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

110 WEST FRONT STREET P.O. BOX 500 RED BANK, NJ 07701
VOTE BY INTERNET -www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Hovnanian Enterprises, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above under the caption "Vote by Internet" and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hovnanian Enterprises, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HONAN3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
HOVNANIAN ENTERPRISES, INC.

Vote On Directors

1.	Election of Directors.

	Nominees:

	(01)	K. Hovnanian	(05)	J. Marengi
	(02)	A. Hovnanian	(06)	J. Robbins
	(03)	R. Coutts	(07)	J. Sorsby
	(04)	E. Kangas	(08)	S. Weinroth

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending October 31, 2007.	☐	☐	☐

3.	Shareholder proposal concerning the Company's dual class capital structure.	☐	☐	☐

4.	On any other matters in accordance with the discretion of the named proxies and agents, if no instructions to the contrary are indicated in items (1), (2) and (3).

Please mark, sign, date and return the proxy card promptly using the enclosed envelope. This Proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.	Yes	No	☐

Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

HOVNANIAN ENTERPRISES, INC.

Class B Common Stock

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Peter S. Reinhart and Paul W. Buchanan, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, N.Y. 10017, at 10:30 a.m. on March 7, 2007, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement dated January 29, 2007 and upon all other matters properly coming before said meeting.

This proxy when properly executed will be voted (1) FOR the election of the nominees to the Board of Directors; (2) FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending October 31, 2007; (3) AGAINST the shareholder proposal concerning the Company's dual class capital structure; and (4) on any other matters in accordance with the discretion of the named proxies and agents, if no instructions to the contrary are indicated in items (1), (2) and (3).

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

110 WEST FRONT STREET P.O. BOX 500 RED BANK, NJ 07701
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hovnanian Enterprises, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Voting instructions must be received not less than 3 nor more than 20 business days prior to the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HONAN5	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
HOVNANIAN ENTERPRISES, INC.

Vote On Directors

1.	Election of Directors.

	Nominees:

	(01)	K. Hovnanian	(05)	J. Marengi
	(02)	A. Hovnanian	(06)	J. Robbins
	(03)	R. Coutts	(07)	J. Sorsby
	(04)	E. Kangas	(08)	S. Weinroth

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending October 31, 2007.	☐	☐	☐

3.	Shareholder proposal concerning the Company's dual class capital structure.	☐	☐	☐

4.	On any other matters in accordance with the discretion of the named proxies and agents, if no instructions to the contrary are indicated in items (1), (2) and (3).

Please mark, sign, date and return the proxy card promptly using the enclosed envelope. This Proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.	Yes	No	☐

Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY
HOVNANIAN ENTERPRISES, INC.
Nominee Holder of Class B Common Stock
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Peter S. Reinhart and Paul W. Buchanan, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, N.Y. 10017, at 10:30 a.m. on March 7, 2007, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement dated January 29, 2007 and upon all other matters properly coming before said meeting.

This proxy when properly executed will be voted (1) FOR the election of the nominees to the Board of Directors; (2) FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending October 31, 2007; (3) AGAINST the shareholder proposal concerning the Company's dual class capital structure; and (4) on any other matters in accordance with the discretion of the named proxies and agents, if no instructions to the contrary are indicated in items (1), (2) and (3).

According to the certification of the beneficial owner of the shares represented by this proxy, such beneficial owner (A) has been the beneficial owner of _______ of such shares continuously since the date of their issuance or is a Permitted Transferee (as defined in paragraph 4(A)(i) of paragraph FOURTH of the Company's amended Certificate of Incorporation) of any such beneficial owner and (B) has not been the beneficial owner of ______ of such shares continuously since the date of their issuance nor a Permitted Transferee or any such beneficial owner.

If no certification is made by the beneficial owner of the shares represented by this proxy, it will be deemed that all shares of Class B Common Stock represented by this proxy have not been held continuously, since the date of issuance, for the benefit or account of the same beneficial owner of the shares represented by this proxy or any Permitted Transferee.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

110 WEST FRONT STREET P.O. BOX 500 RED BANK, NJ 07701
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hovnanian Enterprises, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Voting instructions must be received not less than 3 nor more than 20 business days prior to the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HONAN7	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
HOVNANIAN ENTERPRISES, INC.

Vote On Directors

1.	Election of Directors.

	Nominees:

	(01)	K. Hovnanian	(05)	J. Marengi
	(02)	A. Hovnanian	(06)	J. Robbins
	(03)	R. Coutts	(07)	J. Sorsby
	(04)	E. Kangas	(08)	S. Weinroth

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending October 31, 2007.	☐	☐	☐

3.	Shareholder proposal concerning the Company's dual class capital structure.	☐	☐	☐

4.	On any other matters in accordance with the discretion of the named proxies and agents, if no instructions to the contrary are indicated in items (1), (2) and (3).

Please mark, sign, date and return the proxy card promptly using the enclosed envelope. This Proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.	Yes	No	☐

Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY
HOVNANIAN ENTERPRISES, INC.
Beneficial Owner of Class B Common Stock
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Peter S. Reinhart and Paul W. Buchanan, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of HOVNANIAN ENTERPRISES, INC. to be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, N.Y. 10017, at 10:30 a.m. on March 7, 2007, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement dated January 29, 2007 and upon all other matters properly coming before said meeting.

This proxy when properly executed will be voted (1) FOR the election of the nominees to the Board of Directors; (2) FOR the ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending October 31, 2007; (3) AGAINST the shareholder proposal concerning the Company's dual class capital structure; and (4) on any other matters in accordance with the discretion of the named proxies and agents, if no instructions to the contrary are indicated in items (1), (2) and (3).

By signing on the reverse hereof, the undersigned certifies that (A) with respect to ______ of the shares represented by this proxy, the undersigned has been the beneficial owner of such shares continuously since the date of their issuance or is a Permitted Transferee (as defined in paragraph 4(A)(i) of the paragraph FOURTH of the Company's amended Certificate of Incorporation) of any such beneficial owner and (B) with respect to the remaining ______ shares represented by this proxy, the undersigned has not been the beneficial owner of such shares continuously since the date of their issuance nor is the undersigned a Permitted Transferee of any such Beneficial Owner.

If no certification is made, it will be deemed that all shares of Class B Common Stock represented by this proxy have not been held continuously, since the date of issuance, for the benefit or account of the same beneficial owner of such shares or any Permitted Transferee.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE